                                                            EXHIBIT 10.13


                                LEASE AGREEMENT

     This Lease Agreement made and entered into in duplicate on the ______ day of _____________, 1999, by and between MICHAEL W. BARKER, and DENVER D. HORN, hereinafter collectively called "Lessor" and WORLDTRAVEL TECHNOLOGIES, LLC d.b.a. OFS ONLINE FULFILLMENT SERVICES hereinafter called "Lessee".

     NOW, THEREFORE, WITNESSETH: That for and in consideration of the mutual covenants herein contained in this Lease Agreement, the parties agree as follows:

1. SUBJECT AND PURPOSE: Lessor leases 3210 Dudley Avenue, Suite F in the City of Parkersburg, Wood County, West Virginia, unto Lessee. The property leased consists of 9000 square feet and 60 parking spaces. Improvements to be made to the premises by Lessor for Lessee will be shown upon an attached diagram with a description of all work upon the premises to be performed by Lessor but said improvements shall include at a minimum paving for the parking areas, a dryvit exterior finish, a balloon type or styled awning at the rear entry of the building, the erection of a protection fence to block the view of the building to the South, and to finish the interior as designated on the attached diagram. HVAC specifications are to be shown upon the attached diagram. (If no diagram is attached to this lease and initialed then it shall be presumed that Lessee accepts the premises as is upon taking possession.) The parties had entered into a prior lease dated March 13, 1998 and this lease is to replace the prior lease where now the Lessee is taking more rental space. The rent which Lessee is to pay shall be based upon the prior lease through September 1999 and thereafter said prior lease shall be considered null and void on

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condition that this lease is fully executed and signature acknowledge.
Notwithstanding anything to the contrary contained herein, as of the Commencement Date, Lessor hereby represents and warrants that the HVAC, electrical and plumbing systems of the Premises are or will be in good working order and repair and that all work within the Premises comply or will comply with state and federal laws including ADA.

2. TERMS AND RENT: The Lessor does demise the above described premises for an initial term of five years (5) years, commencing on the first day of October, 1999, and terminating on the last day of September, 2004, or sooner as provided in this Lease Agreement. Lessee shall have the option to exercise two additional one year lease extensions with written notice to Lessor within sixty days of the end of the initial five year term and for each successive one year option. The beginning initial annual rent shall be $63,063.00, payable in equal installments of $5,255.25 per month no later than the 5th day of each month hereafter in advance of the month wherein this Lease remains in effect. The initial rent shall be increased thereafter and continue to be paid monthly as aforesaid at the increased amount as follows: The annual rent for October 1, 2000 through September 30, 2001 shall be $64,324.26, the next year $65,610.74, the next year $66,922.96, the next year $68,261.40 and the next year $69,626.63 if the option to renew is exercised and the final year $71,019.16 if the option to renew is exercised. Each time the lease is renewed, it shall be upon the same terms and continue with the same provisions as herein set forth. Any carry over where Lessee remains in possession shall be upon the terms of this lease. During the term of this lease, Lessee shall have the right of first refusal to lease any of the remaining


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floor space in the remainder of the building for an amount to be determined when and if the space becomes available subject to terms to be agreed upon by Lessor and Lessee. To exercise the right, Lessee, once notified in writing of the right of refusal must in writing advise Lessor within fifteen (15) days of its intent to exercise the right.

3. ADDITIONAL RENT: In addition to the rent set forth in Paragraph 2 hereof, the Lessee shall pay Eight Dollars ($8.00) in additional rent per day for each day that the rent payment is late or overdue after the 5th of each month as required to be paid under Paragraph 2 and all other reasonable costs or expenses which the Lessee assumes or agrees to pay under this Lease, and all other direct damages, reasonable costs, expenses and sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease Agreement. All these items shall be deemed to be additional rent, and, in the event of nonpayment, Lessor shall have all the rights and remedies as provided in this Lease Agreement for failure to pay rent.

4.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS:

     A. Subject to the limitations that no substantial portion of the building on the demised premises shall be demolished or removed by Lessee without the prior, express, and written consent of the Lessor, (which consent shall not be unreasonably withheld or delayed) and, if necessary, of any mortgagee, Lessee may at any time during the lease term, subject to the conditions set forth below and at its own expense, make any alterations, additions, or improvements in and to the demised premises and the building. Alterations shall be performed


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in a satisfactory manner and shall not weaken or impair the structural strength, or lessen the value of the building on the demised premises, or change the purposes for which the building, or any part of the building, may be used.

     B. Conditions with respect to alterations, additions, or improvements are as follows: Before commencement of any work, all plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction and any public utility company having an interest in such matters, and all work shall be done in accordance with the requirements of local regulations.

     C. All alterations, additions, and improvements on or in the demised premises at the commencement of the term, and which may be erected or installed during the term, shall become part of the demised premises and become the sole property of Lessor, except that all movable trade fixtures or signs installed by the Lessee shall be and remain the property of Lessee.

     D. At the onset of this lease and during the course of this lease, Lessee shall have the right to erect signs for its business upon the condition that such signs meet the standards and are approved by and are consistent with applicable City of Parkersburg Zoning ordinances.

5. REPAIRS: Lessee shall, at all times during the term of this Lease Agreement and at its or its cost and expense, repair, replace, and maintain in a good, safe, and substantial condition, all buildings and any improvements (to include additions and alterations made by Lessee under Paragraph 4 hereof) to such buildings, on the demised premises


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with the exception of the roof and structure which shall be maintained by the
Lessor. Lessee shall use all reasonable precaution to prevent waste, damage, or injury to the demised premises.

6. REAL ESTATE TAXES: Lessor shall pay the real estate taxes upon the premises.

7. UTILITIES: Lessee shall pay all charges for sewer, water, gas, electricity, and garbage pick-up used upon the premises. Lessee shall pay for any telephone or other utility service.

8. INSURANCE: Lessor shall be responsible to maintain a casualty policy of insurance upon the premises to insure itself and any lender as a loss payee. Lessor shall have no obligation to insure the Lessee for any loss. This clause shall not be a waiver of Lessee should it make a claim upon Lessor for loss to Lessee which Lessee may claim was caused by Lessor's negligence or intentional act. Lessee shall be required to maintain an adequate policy for contents coverage which equals the value of the contents located by the Lessee upon the premises from time to time. The Lessee shall also have insurance against liability for bodily injury and property damage, etc., in an amount of not less than One Million Dollars ($1,000,000). Upon receipt of a written request, Lessee shall provide Lessor with a copy of the policy for contents and liability insurance.

9. UNLAWFUL OR DANGEROUS ACTIVITY: Lessee shall neither use nor occupy the demised premises or any part of the demised premises for any unlawful, disreputable, or ultrahazardous business purposes nor operate or conduct its business in a manner constituting a nuisance of any kind. Lessee shall immediately, on discovery of any unlawful,


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disreputable, or ultrahazardous use, take action to halt such activity.

10. INDEMNITY: Lessee shall indemnify Lessor against any and all expenses, liabilities, and claims of every kind, including reasonable counsel fees, by or on behalf of any person or entity arising out of either (1) failure by Lessee to perform any of the terms or conditions of this Lease Agreement, (2) any injury or damage happening on or about the demised premises, (3) failure to comply with any law of any governmental authority, or (4) any mechanic's lien or security interest filed against the demised premises or equipment materials, or alterations of buildings or improvements on the demised premises.

11. DEFAULT OR BREACH: Each of the following events shall constitute a default or breach of this Lease Agreement by Lessee:

     A. If Lessee, or any successor or assignee of Lessee while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under the bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

     B. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment.

     C. If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due and shall not make the payment within thirty (30) days after notice thereof by Lessor to Lessee.


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     D. If Lessee shall fail to perform or comply with any of the conditions of this Lease Agreement and if the nonperformance shall continue for a period of thirty (30) days after notice of nonperformance given by Lessors to Lessee or, if the performance cannot be reasonably had within the thirty-day period, Lessee shall not in good faith have commenced performance within the thirty-day period and shall not diligently proceed to completion of performance.

     E. If Lessee shall vacate or abandon the demised premises for more than five (5) business days without the prior written consent of Lessors.

     F. If this Lease Agreement or the estate of Lessee under this Lease Agreement shall be transferred to or shall pass to or devolve on any other person or party, except in the manner permitted in this Lease Agreement.

     G. If Lessee fails to take possession of the demised premises on the term commencement date, or within thirty (30) days after notice that the demised premises are available for occupancy, if the term commencement date is not fixed in this Lease Agreement or shall be deferred as provided in this Lease Agreement.

12. EFFECT OF DEFAULT: In the event of any material default under this Lease Agreement, as set forth in Section Eleven, the rights of Lessor shall be as follows:

     A. Lessor shall have the right to cancel and terminate this Lease Agreement as well as all of the right, title, and interest of Lessee under this Lease Agreement, by giving to Lessee not less than thirty (30) days notice of the cancellation right to cure and termination. On expiration of the time fixed in the notice, this Lease


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Agreement and the right, title, and interest of Lessee under this Lease
Agreement, shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as if the date fixed in the notice of cancellation and termination were the end of the term originally set forth in this Lease Agreement.

     B. Lessor may elect, but shall not be obligated, to make any payment required of Lessee in this Lease Agreement or comply with any agreement, term, or condition required by this Lease Agreement to be performed by Lessee. Lessor shall have the right to enter the demised premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible under this Lease Agreement in the case of any material default.

     C. Lessor may re-enter the demised premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the reasonable expense of Lessee. After re-entry, Lessor may terminate the lease on giving thirty (30) days written notice of termination to Lessee. Without the notice, re-entry will not terminate this Lease Agreement. On termination, Lessor may recover from Lessee all direct damages proximately resulting from the breach, including the reasonable cost of recovering the demised premises.

     D. After re-entry, Lessor may relet the demised premises or any part of the demised premises for any term without terminating this Lease Agreement, at the rent and on the terms as Lessor may choose.


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Lessor may make alterations and repairs to the demised premises. The duties and liabilities of the parties if the premises are relet as provided in this section shall be as follows:

     (1) In addition to Lessee's liability to Lessor for breach of the lease, Lessee shall be liable for all reasonable and customary expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new Lease Agreement.

     (2) Lessor shall have the right to apply the rent received from reletting the premises to (1) reduce the indebtedness of Lessee to Lessor under this Lease Agreement, not including indebtedness for rent, (2) reasonable expenses of the reletting and alterations and repairs made, or (3) rent due under this Lease Agreement.

     (3) If the new Lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if rentals from the new Lessee have been otherwise applied by Lessor as provided for in this section and during any rent installment period are less than the rent payable for the corresponding installment period under this Lease Agreement, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after a reletting terminate this Lease Agreement for the breach on which Lessor had based the reentry and subsequently relet the demised premises.

13.  DESTRUCTION OF PREMISES:

     A. In the event of a partial destruction of the premises during the term of this Lease Agreement from any cause, Lessor shall promptly


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repair such damage, provided the repairs can be made within ninety (90) days under the laws and regulations of applicable governmental authorities. Any partial destruction shall neither annul nor void this Lease Agreement, except that Lessee shall be entitled to a proportionate reduction of rent while the repairs are being made, any proportionate reduction being based on the extent to which the making of repairs shall interfere with the business carried on by Lessee on the premises. If the repairs cannot be made in the specified time, Lessor may, at Lessor's option, make repairs within a reasonable time, this Lease Agreement continuing in full force and effect and the rent to be proportionately rebated as previously set forth in this section. In the event that Lessor does not elect to make repairs that cannot be made in the specified time, or those repairs cannot be made under the laws and regulations of the applicable governmental authorities, this Lease Agreement may be terminated at the option of either party.

     B. Should the building in which the demised premises are situated be destroyed to the extent of more than sixty percent (60%) of the replacement cost, this Lease Agreement shall be terminated.

     C. Any dispute between Lessor and Lessee relative to the provisions of this section shall be subject to arbitration operating under the rules of the American Arbitration Association.

     14. CONDEMNATION: Rights and duties in the event of condemnation are as follows:

     A. If the whole or up to fifty percent (50%) of the demised premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease Agreement shall cease and terminate as of the date on which title shall vest in that


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authority, and the rent reserved under this Lease Agreement shall be apportioned and paid up to that date.

     B. If only a portion of the demised premises shall be taken or condemned, of less than fifty percent (50%), this Lease Agreement shall not cease or terminate, but the rent payable after the date on which Lessee shall be required to surrender possession of such portion shall be reduced in proportion to the decreased use suffered by Lessee as the parties may agree or as shall be determined by arbitration as aforesaid.

     C. In the event of any taking or condemnation in whole or in part, the entire resulting award of consequential damages shall belong to Lessor without any deduction from such award for the value of the unexpired term of this Lease Agreement or for any other estate or interest in the demised premises now or later vested in Lessee. Lessee assigns to Lessor all its right, title, and interest in any and all such awards.

     D. In the event of a partial taking, Lessor shall promptly proceed to restore the remainder of the building on the demised premises to a self contained architectural unit.

     E. In case of any governmental action not resulting in the taking or condemnation of any portion of the demised premises but creating a right to compensation for such action, or if less than a fee title to all or any portion of the demised premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease Agreement shall continue in full force and effect without reduction or abatement of rent, and the rights of the

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parties shall be unaffected by the other provisions of this section, but shall be governed by applicable law.

15. SUBORDINATION: This Lease Agreement and all rights of Lessee under this Lease Agreement shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the damaged premises, or any part of the demised premises, and to any and all renewals, modifications, or extensions of any such mortgages. Lessee shall on demand by written notice, execute, acknowledge, and deliver to Lessor without expense to Lessor, any and all instruments that may be reasonably necessary or proper to subordinate this Lease Agreement and all rights in this Lease Agreement to the lien of any such mortgage or mortgages.

16. ACCESS TO PREMISES; SIGNS POSTED BY LESSOR: Lessee shall permit Lessor or their agents to enter the demised premises at all reasonable hours upon reasonable notice to inspect the premises or make repairs that Lessee may neglect or refuse to make in accordance with the provisions of this Lease Agreement, and also to show the premises to prospective buyers or Lessees. At any time within three (3) months prior to the expiration of the term of this Lease Agreement, Lessor may show the demised premises to persons wishing to rent the premises.

17. EASEMENTS, AGREEMENTS, OR ENCUMBRANCES: The parties shall be bound by all existing easements, agreements, and encumbrances of record relating to the demised premises, and Lessor shall not be liable to Lessee for any damages resulting from any action taken by a holder of an interest pursuant to the rights of a prior Easement Agreement.

18. QUIET ENJOYMENT: Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the demised premises free from any

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eviction or interference by Lessor if Lessee pays the rent and other charges provided in this Lease Agreement, and otherwise fully and punctually performs the terms and conditions imposed on Lessee. Lessor warrants that the premises may be occupied by Lessee for its business under applicable zoning and use codes of the City of Parkersburg and may occupy the premises and conducts business thereon twenty-four (24) hours a day.

19. LIABILITIES OF LESSOR: With the exception of Lessors' active and direct negligence, Lessee shall be in exclusive control and possession of the demised premises, and the Lessor shall not be liable for any injury or damages to any property or to any person on or about the demised premises or for any injury or damage to any property of Lessee. The provisions of this Lease Agreement permitting Lessor to enter and inspect the demised premises are made to insure that Lessee is in compliance with the terms and conditions of this Lease Agreement and to insure that Lessee makes repairs which Lessee may have failed to make. Lessor shall not be liable to Lessee for any entry on the premises for inspection purposes.

20. RENT ABATEMENT: No abatement, diminution, or reduction of rent shall be claimed or allowed to Lessee or any person claiming under them under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, improvements, or repairs to the demised premises, because of any governmental laws, or arising from and during the restoration of the demised premises after their destruction or damage by fire or other cause, or the taking or condemnation of a portion only of the damaged premises, except as provided in Section Fifteen.

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21.  REPRESENTATIONS BY LESSOR: At the commencement of the term, Lessee shall accept the buildings and improvements and any equipment in their existing condition and state of repair, and Lessee agrees that no representations, statements, or warranties, express or implied, have been made by or on behalf of Lessor in respect thereto except as contained in the provisions of this Lease Agreement. Lessor shall in no event be liable for any latent defects. Lessor shall make reasonable efforts to install tenants in the other part of premises of a reputable nature but in no event shall another tenant be installed which is in the travel business.

22. WAIVERS: The failure of Lessor to insist on strict performance of any of the terms and conditions of this Lease Agreement on a specific instance shall be deemed a waiver of the rights or remedies that Lessor may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

23.  NOTICES:

     A. All notices, demands or other writings in this Lease Agreement provided to be given or made or sent, or which may be given or made or sent, by either party to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

TO LESSOR: Michael W. Barker and Denver D. Horn
           3210 Dudley Avenue, Parkersburg, WV 26104

TO LESSEE: World Travel Technologies, LLC dba
           OFS Online Fulfillment Services
           6 W. Druid Hills Dr., Suite 635, Atlanta, GA 30529


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     B.  The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

24. ASSIGNMENT, MORTGAGE, OR SUBLEASE: Neither Lessee nor its successors or assigns shall assign, mortgage, pledge, or encumber this Lease Agreement or sublet the demised premises in whole or in part, or permit the demised premises to be used or occupied by others, nor shall this Lease Agreement be assigned or transferred by operation of law, without the prior, express, and written consent in writing of Lessor in each instance which consent shall not be unreasonably withheld. If this Lease is assigned or transferred, or all or any part of the demised premises is sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, transferee, subtenant, or occupant, and apply the net amount collected to the rent reserved in this Lease Agreement. However, any such assignment, subletting, occupancy, or collection shall not be deemed a waiver or any agreement or condition of this Lease Agreement in accordance with its terms and conditions and shall not be released from the performance of the terms and conditions of this Lease Agreement. The consent by Lessor to an assignment, mortgage, pledge, or transfer shall not be construed to relieve Lessee from obtaining the express written consent of Lessor to any future transfer of interest. Notwithstanding anything to the contrary contained herein, Lessee shall have the right to assign this Lease to an entity which is owned by or under the common ownership of Lessee or, to a parent, subsidiary or affiliate of the Lessee.

25.  SURRENDER OF POSSESSION:


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     A. Lessee shall, on the last day of the term, or on earlier termination and forfeiture of this Lease Agreement, peaceably and quietly surrender and deliver the demised premises to Lessor free of subtenancies, including all buildings, additions, and improvements constructed or place on the demised premises by Lessee, except movable trade fixtures, all in good condition and repair, normal wear and tear excepted.

     B. If Lessor so elects, any trade fixtures or personal property used in connection with the operation of the demised premises and belonging to Lessee, if not removed at the termination or forfeiture of this Lease Agreement, shall be deemed abandoned and become the property of Lessor without any payment or offset for such fixtures or property. At Lessor's election, Lessor may remove such fixtures or property from the demised premises and store them at the risk and expense of Lessee.

     C. Lessee shall repair and restore all damage to the demised premises caused by the removal of equipment, trade fixtures, and personal property, normal wear and tear excepted.

26. REMEDIES OF LESSOR:

     A. In the event of a breach by Lessee of any of the terms or conditions of this Lease Agreement, Lessor shall have the right of injunction to restrain Lessee and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided in this Lease Agreement.

     B. The rights and remedies given to Lessor in this Lease Agreement are distinct, separate, and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion


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of any of the others in this Lease Agreement, by law, or by equity provided.

     C. No receipt of money by Lessor from Lessee after default or cancellation of this Lease Agreement in any lawful manner shall (1) reinstate, continue, or extend the term or affect any notice given to Lessee, (2) operate as a waiver of the right of Lessor to enforce the payment of rent and additional rent then due or falling due, or (3) operate as a waiver of the right of Lessor to recover possession of the demised premises by proper suit, action, proceeding, or other remedy. After (1) service of notice of termination and forfeiture as provided in this Lessee Agreement and the expiration of the time specified in such notice, (2) the commencement of any suit, action, proceeding, or other remedy, or (3) final order or judgment for possession of the demised premises, Lessors may demand, receive, and collect any monies due, without in any manner affecting such notice, order, or judgment. Any and all such monies so collected shall be deemed to be payment on account of the use and occupation of the demised premises or at the election of Lessor, on account of the liability of Lessee under this Lease Agreement.

27. LESSEE'S RIGHTS UPON LESSOR'S DEFAULT: If Lessor defaults in the performance of any substantial term, covenant, or condition required to be performed by Lessor under this Lease, Lessor may terminate this Lease by giving at least thirty (30) days written notice to Lessor of such intention and right to cure, thereby terminating this Lease on the date designated in such notice, but not for less than thirty (30) days, unless Lessor shall have cured such default prior to the expiration of the thirty (30) days after receiving notice from Lessee, and commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and to do all work required to cure such default, and through such effort the default is cured, then Lessee shall not have the right to declare the said term ended by such default.

28. ENTIRE AGREEMENT: This Lease Agreement shall constitute the entire agreement between the parties. Any prior understanding or

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representation of any kind including former leases upon these premises preceding the date of this Lease Agreement shall not be binding upon either party except to the extent incorporated in this Lease Agreement.

29. MODIFICATION OF AGREEMENT: Any modification of this Lease Agreement or additional obligation assumed by either party in connection with this Lease Agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

30. BINDING EFFECT: This Lease Agreement shall bind and inure to the benefit of the respective heirs, personal representative, successors, assigns of the parties.

31. APPLICABLE LAW: This Lease Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia.

32. TIME OF THE ESSENCE: It is specifically declared that time is of the essence in all provisions of this Lease Agreement.

33. PARAGRAPH HEADINGS: The titles to the paragraphs of this Lease Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Lease Agreement.


          WITNESS the following signatures.


                                -----------------------------------------
                                MICHAEL W. BARKER, LESSOR


                                -----------------------------------------
                                DENVER D. HORN, LESSOR

                                /s/ Timothy J. Severt
                                -----------------------------------------
                                WORLD TRAVEL TECHNOLOGIES, LLC
                                dba OFS ONLINE FULFILLMENT SERVICES, LLP,
                                LESSEE

                                By: /s/ Timothy J. Severt
                                   --------------------------------------




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STATE OF WEST VIRGINIA,
COUNTY OF WOOD, TO-WIT:

This document was acknowledged before me this __/____ day of _______________, 1999, by MICHAEL W. BARKER, LESSOR.

                      My commission expires: -----------------------

                                ------------------------------------
                                NOTARY PUBLIC


STATE OF WEST VIRGINIA.
COUNTY OF WOOD, TO-WIT:




This document was acknowledged before me this _______ day of __________________, 1999, DENVER D. HORN, LESSOR.

STATE OF GEORGIA,
COUNTY OF GWINNETT, TO-WIT:


This document was acknowledged before me this 15th day of November, 1999, by TIMOTHY J. SEVERT, its
EVP Administration, on behalf of WORLD TRAVEL TECHNOLOGIES,
LLC, dba OFS ONLINE FULFILLMENT SERVICES, LESSEE.

                                         Notary Public, Gwinnett County, Georgia
                  My commission expires: My Commission Expires January 11, 2001
                                         ---------------------------------------

                                /s/ B. Sharon Wilhelru
                                ------------------------------------
                                NOTARY PUBLIC




              This instrument was prepared under the direction of
                              R. Vance Golden, III
                       P.O. Box 81, Parkersburg, WV 26102


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